EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT, dated as of September 29, 2003 (this "Agreement"), is made by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), with headquarters located at 6744 South Howell Avenue, Oak Creek, WI 53154, and the investors named on the signature pages hereto (each of whom is hereinafter referred to as an "Investor" and all of whom collectively are hereinafter referred to as the "Investors").


                                    RECITALS:

     A. In connection with the Securities Purchase Agreement, dated September 29, 2003, by and among the Company, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest ("Skyway"), YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company ("YX") (Midwest, Skyway, and YX are referred to herein as the "Co-Borrowers"), and the Investors (the "Purchase Agreement"), the Company and the Co-Borrowers have agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investors convertible senior secured notes (the "Notes"), which will be convertible into shares (the "Conversion Shares," and together with any associated Rights (as defined in the Purchase Agreement), the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock").

     B. To induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws with respect to the Securities.


                                   AGREEMENT:

     In consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     1.1. "Agreement" has the meaning set forth in the introduction to this Agreement.

     1.2. "Automatic Grace Period" has the meaning set forth in Section 3.6(b).

     1.3. "Business Day" means any day other than a Saturday, Sunday or other day on which the SEC is authorized or required by law to remain closed.

     1.4. "Claims" has the meaning set forth in Section 6.1.

     1.5. "Co-Borrowers" has the meaning set forth in Recital A.

     1.6. "Common Stock" has the meaning set forth in Recital A.
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     1.7. "Company" has the meaning set forth in the introduction to this
Agreement.

     1.8. "Company Indemnified Person" has the meaning set forth in Section 6.2.

     1.9. "Company Representative" has the meaning set forth in Section 3.9.

     1.10. "Continuing Late Effective Payment" has the meaning set forth in
Section 2.4(a).

     1.11. "Conversion Shares" has the meaning set forth in Recital A.

     1.12. "Event" has the meaning set forth in Section 3.6(a).

     1.13. "Excess Suspension Payment" has the meaning set forth in Section 2.4(b).

     1.14. "Exchange Act" has the meaning set forth in Section 1.21.

     1.15. "First Closing Date" has the meaning set forth in the Purchase Agreement.

     1.16. "Force Majeure" has the meaning set forth in Section 2.5.

     1.17. "Grace Period" means an Automatic Grace Period or an Optional Grace Period.

     1.18. "Indemnified Person" has the meaning set forth in Section 6.3.

     1.19. "Inspectors" has the meaning set forth in Section 3.8.

     1.20. "Inspector Representative" has the meaning set forth in Section
3.8(b).

     1.21. "Investor" or "Investors" has the respective meaning set forth in the introduction to this Agreement and includes any of their permitted transferees or assignees who receive or acquire Registrable Securities and agree to become bound by the provisions of this Agreement in accordance with Article IX, but only for so long as such person holds Registrable Securities or Notes convertible into Registrable Securities, except as otherwise provided in Article VI; provided that no such person is registered as a broker or dealer under
Section 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is a member of the National Association of Securities Dealers, Inc.

     1.22. "Investor Delay" has the meaning set forth in Section 2.4(b).

     1.23. "Investor Indemnified Person" has the meaning set forth in Section
6.1.

     1.24. "Investor Representative" has the meaning set forth in Section
3.6(a).

     1.25. "Legal Counsel" has the meaning set forth in Section 2.6.

     1.26. "Midwest" has the meaning set forth in Recital A.

     1.27. "Notes" has the meaning set forth in Recital A.

     1.28. "NYSE" means the New York Stock Exchange.

     1.29. "Optional Grace Period" has the meaning set forth in Section 3.6(c).

     1.30. "Plan of Distribution" has the meaning set forth in Section 2.1.

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     1.31. "Purchase Agreement" has the meaning set forth in Recital A.

     1.32. "Records" has the meaning set forth in Section 3.8.

     1.33. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and, in particular, pursuant to Rule 415 under the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     1.34. "Registrable Securities" means the Conversion Shares issued or issuable upon conversion of the Notes, any shares of capital stock issued or issuable from time to time (with any adjustments) as a dividend or distribution on or in exchange for or replacement of or otherwise with respect to the Conversion Shares and any associated Rights, except that any such securities will cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k).

     1.35. "Registration Period" has the meaning set forth in Section 3.1.

     1.36. "Registration Statement" means a Registration Statement of the Company filed with the SEC under the Securities Act pursuant to Section 2.1, including all amendments and supplements thereto and all documents incorporated by reference therein.

     1.37. "Required Effective Date" has the meaning set forth in Section 2.2

     1.38. "Required Filing Date" has the meaning set forth in Section 2.1

     1.39. "Rights" has the meaning set forth in Recital A.

     1.40. "Rule 415" means Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

     1.41. "Rule 144" means Rule 144 under the Securities Act, or any successor rule, and any applicable rules and regulations thereunder.

     1.42. "Securities" has the meaning set forth in Recital A.

     1.43. "Securities Act" has the meaning set forth in Recital B.

     1.44. "SEC" has the meaning set forth in Section 1.33.

     1.45. "Shareholder Vote" means the vote of the Company's shareholders at the next meeting of shareholders of the Company, which shall not be later than November 30, 2003.

     1.46. "Skyway" has the meaning set forth in Recital A.

     1.47. "Violations" has the meaning set forth in Section 6.1.

     1.48. "YX" has the meaning set forth in Recital A.


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                                   ARTICLE II
                                  REGISTRATION

     2.1. Mandatory Registration. The Company will use its reasonable best efforts to prepare and file, as soon as practicable but in no event later than the fifth (5th)Business Day after the Shareholder Vote (the "Required Filing Date"), with the SEC a Registration Statement on Form S-3, if available, registering all of the Registrable Securities for resale in accordance with the "Plan of Distribution" attached hereto as Exhibit A. This Registration Statement shall register only the Registrable Securities. If Form S-3 is not available at that time, then the Company will use its reasonable best efforts to file a Registration Statement by the Required Filing Date on such form as is then available to effect a registration of the Registrable Securities.

     2.2. Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement contemplated by the previous Section to be declared effective by the SEC within ninety (90) calendar days after the First Closing Date and in any event no later than one hundred twenty (120) calendar days after the First Closing Date (the "Required Effective Date"). The Company's reasonable best efforts will include, but are not to be limited to, promptly responding to all comments received from the staff of the SEC.

     2.3. Ineligibility for Form S-3. The Company does not currently meet the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Securities. The Company represents, warrants and covenants that it has filed and will use its reasonable best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and then maintain eligibility for the use of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or on another appropriate form reasonably acceptable to the holders of at least two-thirds of the Registrable Securities and (ii) undertake to convert such Registration Statement on Form S-1 (or such other appropriate form) to a Registration Statement on Form S-3 as soon as the Company is eligible to register the resale of the Registrable Securities on Form S-3.

     2.4. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

          (a) If a Registration Statement has not been declared effective by the Required Effective Date, then the Company will make one or more payments to each Investor under this subsection (a) (each, a "Continuing Late Effective Payment"). The Continuing Late Effective Payment for each Investor for each calendar month after the Required Effective Date that a Registration Statement has not been declared effective will be an amount equal to (i) 1.00% of the aggregate Principal of the Notes held by the Investor on the respective last calendar day of the period to which the Continuing Late Effective Payment in question relates, which Principal is convertible into Conversion Shares that the Company is obligated to include in such Registration Statement, plus (ii) 1.00% of the aggregate Conversion Price paid for Conversion Shares that are Registrable Securities, were issued to the Investor upon conversion of the Investor's Notes and are held by such Investor on the respective last calendar day of the period to which the Continuing Late Effectiveness Payment in question relates. The Continuing Late Effective Payment will be prorated on a daily basis for periods less than a calendar month. Subject to subsection (c), the Company will make the Continuing Late Effective Payment to each Investor by check (or by wire transfer if the payment exceeds $100,000 in amount and the Company has wire transfer instructions from the Investor) within ten (10) Business Days following the end of each calendar month as to which payment hereunder is due.

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          (b) Except in connection with any delays that are attributable to changes to the Plan of Distribution pursuant to Section 3.12 and any delays that are attributable to amendments to the Registration Statement to include an Investor's Registrable Securities pursuant to Section 4.1 (each, an "Investor Delay"), if at any time during the Registration Period, on any day after such Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included in such Registration Statement cannot be made for a period of more than thirty
     (30) Business Days in the aggregate during any 12-month period (other than during a Grace Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock), then the Company will make a payment to each Investor (each, an "Excess Suspension Payment"). The Excess Suspension Payment for each Investor for each thirty (30) Business Day period during which sales cannot be made in excess of such thirty (30) Business Day period will be an amount equal to (i) 1.00% of the aggregate Principal of the Notes held by the Investor on the respective last Business Day of the thirty (30) Business Day period in question, which Principal is convertible into Conversion Shares that the Company is obligated to include in such Registration Statement, plus (ii) 1.00% of the aggregate Conversion Price paid for Conversion Shares that are Registrable Securities, were issued to the Investor upon conversion of the Investor's Notes and are held by such Investor on the respective last Business Day of the thirty (30) Business Day period in question. The Excess Suspension Payment will be prorated on a daily basis for periods less than thirty (30) Business Days. Subject to subsection (c), the Company will make the Excess Suspension Payment to each Investor by check (or by wire transfer if the payment exceeds $100,000 in amount and the Company has wire transfer instructions from the Investor) within ten (10) Business Days following the end of each thirty (30) Business Day period as to which payment hereunder is due.

          (c) Upon the reasonable request of the Company in writing, an Investor shall promptly deliver to the Company in writing information regarding the Investor's Notes and Conversion Shares (together with reasonable supporting documentation) to enable the Company to calculate the amount of any payment due under this Section 2.4. Until the Investor has responded to such a reasonable request, the Company may withhold any payment due under this
     Section 2.4 until the fourth Business Day after the Investor delivers such information.

          (d) The Investors may make a claim for additional damages as a remedy for the Company's failure to comply with the timelines relating to the Registration Statement set forth in this Agreement, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Notwithstanding the foregoing, if the Company has used its reasonable best efforts to avoid circumstances as a result of which the Registration Statement has not been declared effective by the Required Effective Date or sales cannot be made under the Registration Statement during the Registration Period (other than during a Grace Period or any Investor Delay), then the damages described above shall be the Investors' sole and exclusive remedy for damages arising out of such circumstances. Nothing contained in the preceding sentence shall be read to limit the ability of the Investors to seek specific performance of this Agreement.

     2.5. Force Majeure. The Company shall not be deemed in breach of its commitments under Article II and no payments by the Company as set forth in
Article II shall be required to the extent that the Company is unable to fulfill its obligations hereunder in a timely fashion because the SEC and/or the NYSE are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As

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used herein, "Force Majeure" means (i) war or armed hostilities or other national or international calamity, or one or more acts of terrorism, or (ii) a natural disaster or storm.

     2.6. Legal Counsel. Subject to Article V, legal counsel for each Investor, as named on the signature page of such Investor, if any, shall have the right to review and oversee any registration pursuant to this Article II (each, a "Legal Counsel"). The Company and each Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                                  ARTICLE III
                      ADDITIONAL OBLIGATIONS OF THE COMPANY

     At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     3.1. Acceleration of Effectiveness. The Company shall submit to the SEC, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

     3.2. Compliance with Securities Act. The Company will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or such securities shall cease to be Registrable Securities.

     3.3. Pre-filing Review of Registration Statement. The Company shall (a) permit each Legal Counsel to review and comment upon (i) a Registration Statement by delivering a draft thereof at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form l0-Q and Current Reports on Form 8-K and any similar or successor reports) by delivering drafts thereof within a reasonable number of days prior to their filing with the SEC, and (b) not file any Registration Statement or amendment or supplement thereto in a form to which any Legal Counsel reasonably objects. Except as may be required under Section 3.1, the Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of each Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to each Legal Counsel, without charge, (x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (y) as promptly as possible after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (z) upon the

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effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with each Legal Counsel in performing the Company's obligations pursuant to this Article III.

     3.4. Copies of Registration Statement and Prospectus. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time to facilitate the disposition of the Registrable Securities owned by such Investor.

     3.5. Blue Sky Laws. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.5, (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     3.6. Suspension of Sale and Resale Rights.

          (a) During the Registration Period, the Company will notify by facsimile each Legal Counsel and each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event (except as provided in Section 3.6(c)), as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each an "Event"). Such notice shall not contain any material, nonpublic information, and in no event will the Company disclose to any Investor any of the facts or circumstances regarding any Event. Each Investor will hold in confidence and will not make any disclosure of any Event and any related information disclosed by the Company unless (i) the release of such information is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or government body of competent jurisdiction, (ii) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Investor),
     (iii) the information was developed independently by an Investor without breach of this Agreement, (iv) the information was known to the Investor before receipt of such

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     information from the Company or (v) the information was disclosed to the
     Investor by a third party not under an obligation of confidentiality. However, an Investor may make disclosure of an Event and/or any related information disclosed by the Company to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Investor ("Investor Representative"), if the Investor advises the Investor Representative of the confidentiality provisions of this Section 3.6(a), but the Investor will be liable for any act or omission of any of its Investor Representatives relative to such information as if the act or omission was that of the Investor. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of such confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such confidential information.

          (b) If a Registration Statement ceases to be effective or the prospectus related thereto ceases to be usable at any time during the Registration Period, including as a result of the occurrence of an Event under Section 3.6(a), as a result of a request to change the Plan of Distribution pursuant to Section 3.12 or as a result of a request to amend the Registration Statement to include an Investor's Registrable Securities pursuant to Section 4.1, then the Company will promptly prepare and file with the SEC a supplement or amendment to such Registration Statement to correct such untrue statement or omission or to otherwise update and modify the Registration Statement and the prospectus as required by applicable law or this Agreement and use its reasonable best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. In any event, the Company shall file any such post-effective amendment within seven (7) Business Days and any such supplement within four (4) Business Days, in each case after the Company becomes aware of the related circumstances. Sales and resales of Registrable Securities pursuant to the Registration Statement shall be suspended until the Company has filed such post-effective amendment or supplement to the Registration Statement or prospectus that cures such failure to be effective or useable and that is itself, in the case of a post-effective amendment, declared effective, and the Company will promptly notify each Legal Counsel and each Investor of such suspension in writing. As used herein, "Automatic Grace Period" shall mean any of the following: (i) the seven (7) Business Day period referred to above for the filing of an amendment or the four (4) Business Day period referred to above for the filing of a supplement (but not including any such period related to the filing of any amendment or supplement in connection with a request pursuant to Section 3.12 or Section 4.1); and (ii) the time from and including the filing of any such post-effective amendment referred to in subsection (i) and such post-effective amendment being declared effective, provided that in no event shall the period under this clause (ii) exceed ten (10) Business Days if such post-effective amendment receives no review by the SEC or twenty
     (20) business days if such post-effective amendment is reviewed by the SEC. The Company will also promptly notify each Legal Counsel and each Investor in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (B) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (C) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

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          (c) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company following consultation with legal counsel, in the best interest of the Company and otherwise required (an "Optional Grace Period"), provided that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to an Optional Grace Period (such notice shall not contain any material, nonpublic information, and in no event will the Company disclose to any Investor any of the related facts or circumstances) and the date on which the Optional Grace Period will begin and (ii) notify the Investors in writing of the date on which the Optional Grace Period ends; and, provided further, that no Optional Grace Period shall exceed thirty (30) consecutive calendar days and during any three hundred sixty-five (365) day period such Optional Grace Periods shall not exceed an aggregate of sixty (60) calendar days and the first day of any Optional Grace Period must be at least five (5) Business Days after the last day of any prior Optional Grace Period. For purposes of determining the length of an Optional Grace Period, the Optional Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. Section 3.6(a) shall not be applicable during the period of any Optional Grace Period. Upon expiration of an Optional Grace Period, the Company shall again be bound by Section 3.6(a) with respect to any Event giving rise to material non-public information concerning the Company unless disclosing any such Event is no longer applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor's receipt of the notice of an Optional Grace Period and for which the Investor has not yet settled.

     3.7. Stop Orders and Suspensions of Effectiveness. Subject to the Company's rights under Section 3.6, the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Legal Counsel and each Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     3.8. Inspection of Records; Confidentiality.

          (a) During the Registration Period, the Company shall make available for inspection during normal business hours and upon two (2) Business Days prior notice by (i) any Investor, (ii) any Legal Counsel and (iii) one (1) firm of accountants or other agents reasonably acceptable to the Company and retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause the Company's officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

          (b) Each Inspector will hold in strict confidence, use only in connection with the contemplated offering and not make any disclosure (except to an Investor) of any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (ii) the release of such Records is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement,
     (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party not under an obligation of confidentiality. However, an Inspector may make disclosure of such Records and other information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Inspector ("Inspector Representative"), if the Inspector advises the Inspector Representative of the confidentiality provisions of this Section 3.8(b), but the Inspector will be liable for any act or omission of any of its Inspector Representatives relative to such information as if the act or omission was that of the Inspector. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

     3.9. Disclosure of Investors' Information. The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) the Company reasonably determines disclosure of such information is necessary to comply with federal or state securities laws, or any exchange listing or similar rules and regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a final, non-appealable subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was disclosed to the Company by a third party not under an obligation of confidentiality or (vi) such Investor consents to the form and content of any such disclosure. However, the Company may make disclosure of such information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Company ("Company Representative"), if the Company advises the Company Representative of the confidentiality provisions of this Section 3.9, but the Company will be liable for any act or omission of any Company Representatives relative to such information as if the act or omission was that of the Company. If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will (unless legally prohibited from so doing) give prompt written notice to such Investor prior to making such disclosure and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.10. Listing of Registrable Securities. During the Registration Period, the Company shall use its reasonable best efforts to maintain the listing of all of the Registrable Securities on the principal securities exchange or market or trading system, if any, on which the Common Stock is then listed or traded.

     3.11. Delivery of Certificates. The Company shall cooperate with the Investors and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may reasonably request.

     3.12. Updates to Plan of Distribution. At the request of the Investors holding a majority in interest of the Registrable Securities registered pursuant to a Registration Statement under Section 2.1, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to change the Plan of Distribution set forth in such Registration Statement.

     3.13. Other Governmental Approvals. The Company shall use reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     3.14. Best Efforts of Company. The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     3.15. Confirmation Upon Effectiveness. Within two (2) Business Days after a Registration Statement that covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit B.

                                   ARTICLE IV
                          OBLIGATIONS OF THE INVESTORS

     4.1. Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company requires from that Investor whether or not such Investor has elected to have any of its Registrable Securities included in the Registration Statement. If the Company has not received the requested information from an Investor by the Business Day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Investor. In such event, the Company shall, upon written request of the Investor, promptly file an amendment (including a post-effective amendment) to include such Investor's Registrable Securities in the Registration Statement and the Investor shall reimburse the Company for all of the filing fees and legal expenses related to such amendment promptly following the Company's delivery of a statement therefor.

     4.2. Further Assurances. Each Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration

Statement hereunder, unless such Investor has notified the Company in writing of such Investor's irrevocable election to exclude all of such Investor's Registrable Securities from such Registration Statement.

     4.3. Suspension of Sales. Upon receipt of any notice from the Company under
Section 3.6, each Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.6 or (ii) the Company advises the Investor that a suspension of sales under Section 3.6 has terminated. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                                   ARTICLE V
                            EXPENSES OF REGISTRATION

     During the Registration Period, in connection with registrations, filings or qualifications pursuant to Article II and Article III, the Company will bear
(i) all reasonable expenses (other than underwriting discounts and commissions, and transfer taxes, if any) incurred in connection with registrations, filings or qualifications pursuant to Article II and Article III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees; (ii) the fees and disbursements of legal counsel for the Company; and (iii) the reasonable fees and disbursements of each Legal Counsel (not to exceed in the aggregate for all such Legal Counsel collectively $10,000), with the Company's reimbursement obligation to be paid pro rata based on the Investor's Registrable Securities registered on the Registration Statement.

                                   ARTICLE VI
                                 INDEMNIFICATION

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

     6.1. Indemnification of the Investors. To the extent permitted by law, the Company will indemnify and hold harmless each Investor (including for purposes of this Article VI any person who was an Investor), any underwriter (as defined in the Securities Act) for the Investors, any directors or officers of such Investor and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act or acts as such Investor's investment advisor (each, an "Investor Indemnified Person") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any final prospectus (as amended or supplemented, if the Company files any amendment or supplement thereto with the
SEC) included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law related to the Registration Statement, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) and (b) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person and each such other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1:
(i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Investor or Investor Indemnified Persons expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3;
(ii) does not apply to a Claim arising out of or based on any failure by an Investor or Investor Indemnified Persons to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to them) or any covenant or agreement respecting sales under the Registration Statement contained in this Agreement, the Purchase Agreement or the Note; (iii) does not apply to a Claim arising from an offer or sale of Registrable Securities occurring during a period in which sales are suspended in accordance with Section 4.3; and (iv) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under Article IX.

     6.2. Indemnification of the Company and Certain Shareholders. In connection with any Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to in clause (a) in
Section 6.1 above in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Investor or Investor Indemnified Persons expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3; (b) any failure by such Investor or Investor Indemnified Person to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement respecting sales under the Registration Statement contained in this Agreement, the Purchase Agreement or the Note; or
(c) any offer or sale of Registrable Securities occurring during a period in which sales are suspended in accordance with Section 4.3. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse any legal or other expenses, promptly as such expenses are incurred and due and payable, reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this
Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under Article IX.

6.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Investor Indemnified Person or a Company Indemnified Person, as the case may be (an "Indemnified Person"), under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually and reasonably satisfactory to the indemnifying parties and the Indemnified Person. If the indemnifying party assumes the defense by notice given to the Indemnified Person, then the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, except as expressly provided herein, and the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or 6.2, as applicable). However, the Company will pay for only one separate legal counsel for the Investors collectively, and such legal counsel will be selected by the Investors holding a majority in interest of Registrable Securities as of the date of this Agreement. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   ARTICLE VII
                                  CONTRIBUTION

     To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will contribute the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the indemnifying party, but also the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) no Investor will be liable under this Agreement (including this Article
VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities.

                                  ARTICLE VIII
                             EXCHANGE ACT REPORTING

     To make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will, until the end of the Registration Period:

     (a) Use its best efforts to file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 4.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

     (b) Furnish to each Investor promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX
                        ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable (in whole or in part) by each Investor to any permitted transferee or assignee of the Registrable Securities if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) such transfer or assignment was not made under the Registration Statement or Rule 144, (d) at or before the time the Company received the written notice contemplated by clause
(b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement. Any transferee or assignee of an Investor under Article IX shall be deemed an "Investor" for all purposes of this Agreement and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Investor hereunder.

                                   ARTICLE X
                        AMENDMENT OF REGISTRATION RIGHTS

     This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Investors who then hold at least two-thirds in interest of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver). For purposes of such calculation, Common Stock issuable upon the conversion of any Note shall be treated as issued and outstanding and held by the holder of such Note. Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Registrable Securities without its consent.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1. Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     11.2. Notices. Except as set forth herein, any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

     11.3. Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

     11.4. Governing Law; Venue; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the Company and of the Investors and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the internal laws of New York (except as it relates to corporate law involving the Company, in which case it shall be governed by the internal laws of the state of incorporation of the Company) without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the internal laws of any other jurisdiction.

          Notwithstanding anything to the contrary in this Agreement or any other agreement between any of the parties hereto prior to the date hereof, each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof, hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or any permitted and registered assign; (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided that nothing in this paragraph shall be construed as a waiver by any party of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court; and (iii) irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in this paragraph shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     11.5. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     11.6. Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11.7. Successors and Assigns. Subject to the requirements of Article IX, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor's margin or brokerage accounts.

     11.8. Use of Pronouns. All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.9. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     11.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

     11.11. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.12. Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement will be made by the Investors or the Investors holding a majority in interest of the Registrable Securities.

     11.13. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                    COMPANY:

                                    MIDWEST EXPRESS HOLDINGS, INC.



                                    By: /s/ Robert S. Bahlman
                                        ----------------------------------------
                                        Name:  Robert S. Bahlman
                                        Title:   Senior Vice President and
                                                   Chief Financial Officer



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

                      [INVESTORS' SIGNATURE PAGES OMITTED]

                                    INVESTOR:





                                    By:
                                        ----------------------------------------




                                    Legal Counsel for Investor:


                                    Print Name:
                                                --------------------------------

                                    Address:
                                                --------------------------------

                                                --------------------------------

                                    Telephone:
                                                --------------------------------

                                    Facsimile:
                                                --------------------------------

                                                                       EXHIBIT A


                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock issuable upon conversion of the convertible notes to permit the resale of these shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by any selling shareholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock, except that a selling shareholder will pay all applicable underwriting discounts and selling commissions, if any.

     Any selling shareholder may sell all or a portion of the common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, then the selling shareholder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

     (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

     (2) in the over-the-counter market,

     (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

     (4) through the writing of options, whether the options are listed on an options exchange or otherwise,

     (5) through the settlement of short sales;

     (6) through a combination of such methods of sale; or

     (7) through any other method permitted pursuant to applicable law.

     If a selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, a selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. A selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. Each selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

     Each selling shareholder may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b) (3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholders under this prospectus. Each selling shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

     Each selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from each selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

     Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all applicable underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by a selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                                                       EXHIBIT B

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:
     -------------------------

Re: Midwest Express Holdings, Inc.

Ladies and Gentlemen:

     We are counsel to Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of September 29, 2003 (the "Purchase Agreement"), entered into by and among the Company, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest ("Skyway"), YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company ("YX") (Midwest, Skyway, and YX are referred to herein as the "Co-Borrowers"), and the buyers named therein (collectively, the "Investors"), pursuant to which the Company and the Co-Borrowers issued to the Holders their convertible senior secured notes (the "Notes"), convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, dated as of September 29, 2003 (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ___________, 2003, the Company filed a Registration Statement on Form S-1 (File No. 333-_________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities. The Registration Statement names each of the Investors as a selling shareholder thereunder.

     In connection with the Registration Statement, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

                                    Very truly yours,

                                    [COMPANY'S COUNSEL]

                                    By:
                                       ----------------------------------------

          CC: [LIST NAMES OF INVESTORS]